THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-104455
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No.  1
(To Prospectus dated April 24, 2003,
and Prospectus Supplement dated June 19, 2003)

Trade Date:    June 30, 2003
Issue Date:    July 3, 2003

The date of this Pricing Supplement is June 30, 2003

----------------- --------------- ------------------ -------------- --------------- -------------- --------------
                                                                                                     Interest
                                                       Price to      Discounts &                      Payment
     CUSIP#       Interest Rate     Maturity Date       Public       Commissions     Reallowance     Frequency
----------------- --------------- ------------------ -------------- --------------- -------------- --------------
   07387EAA5          2.70%         July 15, 2008       100.00%         1.00%          99.40%          Semi
----------------- --------------- ------------------ -------------- --------------- -------------- --------------
   07387EAB3          4.00%         July 15, 2013       100.00%         1.50%          99.10%          Semi
----------------- --------------- ------------------ -------------- --------------- -------------- --------------


                                      Subject to Redemption
                                      ---------------------
---------------------- ------------ ------------ ------------------------- ----------------- --------------------
   First Interest      Survivor's                   Date and Terms of         Aggregate
    Payment Date         Option       Yes/No            Redemption         Principal Amount     Net Proceeds
---------------------- ------------ ------------ ------------------------- ----------------- --------------------
  January 15, 2004         Yes          No                 N/A                  $872,000           $863,280
---------------------- ------------ ------------ ------------------------- ----------------- --------------------
  January 15, 2004         Yes          No                 N/A                $1,233,000         $1,214,505
---------------------- ------------ ------------ ------------------------- ----------------- --------------------

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.